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EXHIBIT 21



SCHEDULE OF TRANSMONTAIGNE INC. SUBSIDIARIES AT JUNE 30, 2001



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Ownership
 of                                                                             State/Country
Subsidiary       Name of Subsidiary                           Trade Name        of Organization
-----------     ---------------------------------------      --------------     ----------------
   100%          K123 Corporation                             None                Colorado

    97%          Refined Solutions Inc.                       None                Delaware

   100%          Republic Natural Gas Company                 None                Kansas

   100%          TransMontaigne Canada Ltd.                   None                Canada

    65%          TransMontaigne Holding Inc.                  None                Arkansas

   100%          TransMontaigne Pipeline Inc.                 None                Arkansas

   100%          TransMontaigne Product Services Inc.         None                Delaware

   100%          TransMontaigne Terminaling Inc.              Razorback           Arkansas
                                                              Terminaling
                                                              Co.
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